Exhibit 10.1

VIE Termination Agreement

This VIE Termination Agreement (this “Agreement”) is entered into by and among the following parties on December 28, 2020 in Beijing, the People’s Republic of China (the “PRC”):

(1)	Tianjin Studyvip Education Co., Limited (“Party A”)
Address: Unit 15, Rm. 112, Building C, Comprehensive Office Service Area,
Tianjin Nangang Industrial Zone, Tianjin
Legal Representative: LIU Tongbo

(2)	Tianjin Shangde Online Education Technology Co., Ltd. (“Party B”)
Address: 2403, Dongfang Mingdi, East Side of Binhe Road, Tianjin Free

Trade Zone (Central Business District)
Legal Representative: LIU Tongbo

(3)	The parties listed in the Appendix I (“Party C”)

The above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.	Party A and Party B entered into the Exclusive Technical Consultation and Service Agreement in 2018;

2.	Party A entered in to the Business Operation Agreement, the Option Agreement and the Equity Interest Pledge Agreement with Party B and Party C in 2018;

3.	Party A and Party C signed the Irrevocable Powers of Attorney separately in 2018;

4.	Party C’s spouse signed the Spouse Consents in 2018;

5.	Now the Parties intent to terminate all of their rights and obligations under the Exclusive Technical Consultation and Service Agreement, the Business Operation Agreement, the Option Agreement, the Equity Interest Pledge Agreement, the Irrevocable Powers of Attorney and the Spouse Consents (collectively, the “Control Agreements”);

6.	Terms used herein and not otherwise defined shall have the meanings set forth in the Control Agreements.

NOW, THEREFORE, the Parties agree as follows:

1.	Termination of Rights and Obligations under the Control Agreements

1.1	The Parties hereby irrevocably agree that the Control Agreements and all rights and obligations thereunder shall terminate upon the effectiveness of this Agreement.

1.2	The Parties agree that, upon termination of any of the Control Agreements, the rights and obligations of relevant parties thereunder shall terminate simultaneously. The rights and obligations of the Parties to be terminated include, without limitation to all of the rights and obligations under the Exclusive Technical Consultation and Service Agreement, all of the rights and obligations under the Business Operation Agreement, Party A’s options under the Option Agreement, and the authorizations granted by Party C under the Irrevocable Power of Attorney.

1.3	Notwithstanding the above Sections 1.1 and 1.2, provisions in the Control Agreements relating to the confidentiality obligations, governing law and dispute resolution (if applicable) shall survive the termination.

1.4	Each party irrevocably and unconditionally releases the other parties hereto from any disputes, claims, demands, rights, obligations, liabilities, actions, contracts or causes of action of any kind of nature, that it had, has or may have in the future, directly or indirectly, relating to or arising out of all or any of the Control Agreements.

1.5	Without prejudice to the generality of Sections 1.2 and 1.4 above, upon effectiveness of this Agreement, each Party releases the other parties hereto and their present and former directors, officers, employees, counsel and agents, their Affiliates and their respective successors and assigns from any promises, debts, actions, demands, obligations and liabilities of every kind or nature, including claims and causes of action at law and based on equitable principles, whether asserted or unasserted, absolute or contingent, known or unknown, that had, has or may have in the future by such Party or any of its heirs, successors, assigns or executors of estate, relating to or arising out of all or any of the Control Agreements.

2.	Representations and Warranties

Each Party hereby jointly and separately represents and warrants to the other parties on the date of this Agreement:

2.1	This Agreement, upon execution, shall constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms;

2.2	Neither the execution nor the performance by it of this Agreement will conflict, restrict or violate any laws, regulations or agreements binding upon or having effect on it;

3.	Liability of Breach

If a Party breaches this Agreement and thus all or part of this Agreement cannot be performed, it shall bear the liabilities for breach and indemnify the other parties for the losses suffered by such parties (including litigation cost and attorneys' fees arising therefrom); upon breach of this Agreement, each Party shall bear corresponding liabilities based on actual circumstances.

4.	Notice

4.1	Any notice, request, demand and other correspondence made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant parties.

4.2	The above notice or other correspondences shall be deemed to have been delivered (i) upon transmission, if by facsimile or telex, (ii) upon delivered to the recipient if by person, and (iii) five (5) days after posting if by mail.

5.	Confidentiality

The Parties acknowledge that the existence and terms of this Agreement and any oral or written information exchanged between the Parties in connection with this Agreement are confidential information. Each party shall keep all such information confidential and shall not disclose any relevant information to any third parties without the written consent of the other parties, except that such information (a) is already known to the public (other than through the unauthorized disclosure by the receiving party to the public); or (b) is required to be disclosed by applicable law or provisions; or (c) that is required to be disclosed by any Party to its legal or financial advisors in connection with the transactions contemplated hereby, provided, however, that such legal or financial advisors shall comply with the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

6.	Governing Law and Dispute Resolution

6.1	The execution, effectiveness, construction, performance, amendment and termination of and dispute resolution of this Agreement shall be governed by the laws of the PRC.

6.2	Any dispute arising out of or relating to this Agreement shall be settled by the Parties through consultation. If the Parties cannot reach an agreement within 30 days after the dispute arises, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules of the committee in effect at that time in Beijing, and the arbitration award shall be final and binding on all Parties.

6.3	If any dispute occurs due to the interpretation and performance of this Agreement, or any dispute is undergoing arbitration, the Parties hereto shall continue to exercise their other rights under this Agreement and perform their respective rights under this Agreement, except for the matters in dispute.

7.	Miscellaneous

7.1	This Agreement will enter into force upon execution by each of the Parties.

7.2	This Agreement is written in Chinese.

7.3	This Agreement may be modified and supplemented by the Parties through written agreements. The modification and/or supplementation to this Agreement constitute an integral part of this Agreement and have the same legal effect as this Agreement.

7.4	The invalidity of any provision under this Agreement shall not affect the legal validity of other provisions hereunder.

7.5	The Appendix hereto is an integral part of this Agreement and has the same legal effect as this Agreement.

[No text below]

IN WITNESS WHEREOF, the Parties have or caused their authorized representatives to sign this VIE Termination Agreement on the date first written above. This VIE Termination Agreement shall take effect immediately after it has been signed.

Party A:

Tianjin Studyvip Education Co., Limited (Company Seal)

By:      /s/ LIU Tongbo

Name: LIU Tongbo

Title: Legal Representative

Party B:

Tianjin Shangde Online Education Technology Co., Ltd. (Company Seal)

By:       /s/ GAO Jing

Name: GAO Jing

Title: Legal Representative

Party C:

YIN Jianhong

Signature:        /s/ Yin Jianhong

LIU Tongbo

Signature:       /s/ Liu Tongbo

Appendix I Party C

No.	Name	ID Number	Capital Contribution (RMB)	Shareholding Percentage
1	YIN Jianhong		4,750,000	95%
2	LIU Tongbo		250,000	5%
Total			5,000,000	100%